Exhibit 10.6

Execution Version

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of March 17, 2021, is entered into by and among (a) Vine Oil & Gas Holdings LLC (“Vine Holdings”), (b) each of the individuals and entities listed on Schedule 1 attached hereto who, in each case, owned equity interests in Vine Oil & Gas Parent LP (“Vine LP”) and/or Vine Oil & Gas Parent GP LLC (“Vine GP”) as indicated on Schedule 1 prior to the execution of this Agreement (the “Vine Equity Holders” and, together with Vine Holdings, the “Existing Vine Owners”), (c) B&H Oil and Gas L.L.C. (“B&H Holdings”), (d) each of the individuals and entities listed on Schedule 2 attached hereto who, in each case, owned equity interests in Brix Oil & Gas Holdings LP (“Brix LP”) and/or Brix Oil & Gas Holdings GP LLC (“Brix GP”) as indicated on Schedule 2 prior to the execution of this Agreement (the “Brix Equity Holders” and together with B&H Holdings, the “Existing Brix Owners”), (e) each of the entities listed on Schedule 3 attached hereto who, in each case, owned equity interests in Harvest Royalties Holdings LP (“Harvest LP”) and/or Harvest Royalties Holdings GP LLC (“Harvest GP”) as indicated on Schedule 3 prior to the execution of this Agreement (the “Harvest Equity Holders” and together with B&H Holdings, the “Existing Harvest Owners”), (f) Vine Energy Inc. (“VEI”), and (g) Vine Energy Holdings LLC (“VEH”). The parties to this Agreement are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, in connection with, and prior to the completion of, an initial public offering (the “Offering”) of VEI’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-253366 (the “Registration Statement”), certain restructuring transactions shall be undertaken, as more fully described in the Registration Statement (the “Reorganization”);

WHEREAS, the boards of directors, managers, and/or members, as applicable, of each of the Parties (other than the Vine Equity Holders, Brix Equity Holders or the Harvest Equity Holders) has determined that it is in the best interests of such Party to undertake the Reorganization;

WHEREAS, the Parties acknowledge and agree that the board of directors of VEI, in its sole discretion, has the authority to determine the terms of the Offering, including the number of shares of Class A Common Stock to be sold to the public and the IPO Price (as defined herein); and

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (a) establish the economic terms of the Reorganization and (b) enter into certain agreements to effectuate the foregoing, in each case as further described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Blocker Entities” means certain entities that are taxable as corporations for U.S. federal income tax purposes and through which certain Existing Owners indirectly hold VEH Interests.

“Class A VEH Units” means Class A units representing limited liability company membership interests in VEH, which have been received pursuant to Section 2.9.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of VEI.

“Class B VEH Units” means Class B units representing limited liability company membership interests in VEH, which have been received pursuant to Section 2.5.

“Effective Date” means the date of the closing of the Offering.

“Effective Time” means 12:01 a.m. Central Standard Time on the Effective Date.

“Existing Owners” means, collectively, the Existing Vine Owners, the Existing Brix Owners, the Existing Harvest Owners and their direct or indirect beneficial owners.

“IPO Price” means the initial public offering price per share of common stock in the Offering.

“Operating Companies” means, collectively, Vine LP, Vine GP, Brix LP, Brix GP, Harvest LP and Harvest GP.

“VEH Interests” means the newly issued limited liability company membership interests in VEH resulting from the Existing Owners’ contribution of all of their equity interests in the Operating Companies to VEH pursuant to Section 2.1.

“VEH LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of VEH, dated as of March 17, 2021, in the form attached hereto as Exhibit A.

ARTICLE II

CONTRIBUTIONS AND ACKNOWLEDGEMENTS

Section 2.1 Contribution of LP Units and GP Units to VEH. Effective immediately following the Effective Time, (a) the Existing Vine Owners shall contribute all of their equity interests in Vine LP and Vine GP, as applicable, to VEH in exchange for newly issued VEH Interests, (b) the Existing Brix Owners shall contribute all of their equity interests in Brix LP and Brix GP, as applicable, to VEH in exchange for newly issued VEH Interests, and (c) the Existing Harvest Owners shall contribute all of their equity interests in Harvest LP and Harvest GP, as applicable, to VEH in exchange for newly issued VEH Interests.

Section 2.2 Contribution of Blocker Entities to VEI. Effective immediately following the transactions described in Section 2.1, (a) certain Existing Owners shall distribute VEH Interests attributable to certain Blocker Entities and any profits interests in respect thereof (the “Distributed VEH Interests”) to the applicable Blocker Entity or the Existing Owner that holds such profits interests and (b) certain Existing Owners shall contribute all of their respective interests in the Blocker Entities that received Distributed VEH Interests (which, collectively, constitute all of the issued and outstanding equity interests of each Blocker Entity) and the Existing Owners that received the other Distributed VEH Interests shall contribute the Distributed VEH Interests to VEI in exchange for newly issued Class A Common Stock.

Section 2.3 Contribution of VEH Interests to VEI. Concurrently with the transactions described in Section 2.2, certain Existing Owners shall contribute VEH Interests to VEI in exchange for newly issued Class A Common Stock (the “Investment 1 VEI Stock”).

Section 2.4 Contribution of Class A Common Stock to Investment II Entities. Effective immediately following the transactions described in Section 2.2 and Section 2.3, (a) the Existing Vine Owners shall contribute all of their Class A Common Stock (other than their Investment 1 VEI Stock) to Vine Investment II LLC (“Vine Investment II”) in exchange for newly issued equity interests in Vine Investment II, (b) the Existing Brix Owners shall contribute all of their Class A Common Stock (other than their Investment 1 VEI Stock) to Brix Investment II LLC (“Brix Investment II”) in exchange for newly issued equity interests in Brix Investment II, and (c) the Existing Harvest Owners shall contribute all of their Class A Common Stock (other than their Investment 1 VEI Stock) to Harvest Investment II LLC (“Harvest Investment II”) in exchange for newly issued equity interests in Harvest Investment II.

Section 2.5 Exchange; Class B Common Stock. Effective immediately following the transactions described in Section 2.4, certain Existing Owners shall exchange all of their remaining VEH Interests for newly issued Class B VEH Units and receive newly issued Class B Common Stock.

Section 2.6 Contribution of Class B VEH Units and Class B Common Stock to Investment Entities. Effective immediately following the transactions described in Section 2.5, the Existing Vine Owners shall contribute all of their Investment 1 VEI Stock, Class B VEH Units and Class B Common Stock to Vine Investment LLC (“Vine Investment”) in exchange for newly issued equity interests in Vine Investment, (b) the Existing Brix Owners shall contribute all of their Investment 1 VEI Stock, Class B VEH Units and Class B Common Stock to Brix Investment LLC (“Brix Investment”) in exchange for newly issued equity interests in Brix Investment, and (c) the Existing Harvest Owners shall contribute all of their Investment 1 VEI Stock, Class B VEH Units and Class B Common Stock to Harvest Investment LLC (“Harvest Investment”) in exchange for newly issued equity interests in Harvest Investment.

Section 2.7 Consummation of the Offering. Effective immediately following the transactions described in Section 2.1 through Section 2.6, VEI shall consummate the Offering.

Section 2.8 VEH LLC Agreement. Effective immediately following the consummation of the Offering as described in Section 2.7, the members of VEH shall enter into the VEH LLC Agreement, in the form attached hereto as Exhibit A.

Section 2.9 Contribution of Proceeds to VEH. Effective immediately following the execution of the VEH LLC Agreement as described in Section 2.8, VEI shall contribute the net proceeds of the Offering to VEH in exchange for newly issued Class A VEH Units.

Section 2.10 Resulting Ownership Post-Reorganization. After giving effect to the foregoing transactions and the Offering: (a) VEI will own an approximate 50.5% interest in VEH (or 52.4% if the underwriters’ option to purchase additional shares is exercised in full), (b) Vine Investment will own an approximate 25.2% interest in VEH and 0.1% interest in VEI (or 24.2% and 0.1% if the underwriters’ option to purchase additional shares is exercised in full), (c) Brix Investment will own an approximate 24.0% interest in VEH and 0.1% interest in VEI (or 23.1% and 0.1% if the underwriters’ option to purchase additional shares is exercised in full), (d) Harvest Investment will own an approximate 0.3% interest in VEH and less than 0.1% interest in VEI (or 0.3% and less than 0.1% if the underwriters’ option to purchase additional shares is exercised in full), (e) Vine Investment II will own an approximate 13.7% interest in VEI (or 13.1% if the underwriters’ option to purchase additional shares is exercised in full), (f) Brix Investment II will own an approximate 9.4% interest in VEI (or 9.1% if the underwriters’ option to purchase additional shares is exercised in full) and (g) Harvest Investment II will own an approximate 0.2% interest in VEI (or 0.2% if the underwriters’ option to purchase additional shares is exercised in full).

ARTICLE III

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional, assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV

REPRESENTATIONS

Section 4.1 Mutual Representations. Each of the Parties hereby represents and warrants to each other Party:

(a) that the execution, delivery and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate the certificate of incorporation, bylaws, certificate of formation, operating agreement or similar organizational document (“Organizational

Documents”) of such Party, as in effect on the date hereof; (ii) conflict with or violate any law applicable to such Party; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any person or otherwise adversely affect any rights of such Party under or pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which such Party is a party or by which such Party or its assets may be bound or affected; and

(b) that such Party owns all interests contributed hereby free and clear of all liens, encumbrances, security interests, equities, charges or claims.

ARTICLE V

MISCELLANEOUS

Section 5.1 Release. Effective as of the Effective Date, each of the Parties, on behalf of himself (or herself or itself) and his (or her or its assigns), heirs, beneficiaries, representatives, agents and affiliates (the “Releasing Parties”), hereby fully and finally releases, acquits and forever discharges each of the other Parties and affiliates and each of their respective present and former officers, directors, employees, agents, predecessors, successors, assigns, members, managers, equityholders, controlling persons, insurers and attorneys (the “Released Parties”) from any and all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses and all other forms of liability or obligation whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen or unforeseen (“Claims”), arising prior to the Effective Date and relating to such Releasing Party’s ownership of equity of Vine LP, Vine GP, Brix LP, Brix GP, Harvest LP, Harvest GP, or any of their respective subsidiaries (collectively, the “Operating Companies”) prior to the Effective Date (collectively, the “Released Claims”); provided, however, that the Released Claims shall exclude any Claims arising from or relating to or in connection with (a) rights or obligations under this Agreement and (b) any claim or right to indemnification or advancement of expenses under (i) the Organizational Documents of the Operating Companies (ii) the VEH LLC Agreement or (iii) any other agreement between such Releasing Party and the Operating Companies or their respective affiliates, in each case, as in effect prior to the Effective Date. Each Releasing Party expressly acknowledges that the release contained herein applies to all Released Claims, whether such Released Claims are known or unknown, and include Released Claims that if known by the releasing party might materially affect its decision to effect the settlement contained herein. Each Releasing Party has considered and taken into account the possible existence of such Released Claims in determining to execute and deliver this Agreement. Without limiting the generality of the foregoing, solely with respect to the Released Claims, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the Releasing Party does not know or suspect to exist in its favor at the time of executing the release, which if known by the Releasing Party would have materially affected the Releasing Party’s settlement with the Released Parties. This Agreement constitutes a complete defense of any and all Released Claims. Each Releasing Party further agrees not to initiate any litigation, lawsuit, claim or action against any Released Party with respect to any Released Claim, except that the Releasing Party shall not be limited hereby from responding to, joining, prosecuting or being involved in any litigation, lawsuit, claim or action brought against such Releasing Party in respect of a Released Claim, nor from adjudicating whether or not a Claim constitutes a Released Claim.

Section 5.2 Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Except as set forth in Section 5.1 for the Released Parties, this Agreement is not intended to, and does not create, rights in any other person and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 5.3 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.4 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.5 Entire Agreement. This Agreement, together with the VEH LLC Agreement and all other documents and agreements entered into in connection with or contemplated by the Reorganization, constitute the entire agreement among the Parties pertaining to the transactions contemplated hereby, and together supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 5.6 Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

Section 5.7 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

Section 5.8 Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

VINE OIL & GAS HOLDINGS LLC

By:	/s/ Angelo Acconcia
Name: Angelo Acconcia
Title: President

B&H OIL AND GAS L.L.C.

By:	/s/ Angelo Acconcia
Name: Angelo Acconcia
Title: President

BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C.

By: BMA VI L.L.C., its sole member

By:	/s/ Angelo Acconcia
Name: Angelo Acconcia
Title: Senior Managing Director

BLACKSTONE ENERGY MANAGEMENT ASSOCIATES L.L.C.

By: Blackstone EMA L.L.C., its sole member

By:	/s/ Angelo Acconcia
Name: Angelo Acconcia
Title: Senior Managing Director

Signature Page to Master Reorganization Agreement

BLACKSTONE ENERGY MANAGEMENT ASSOCIATES II L.L.C.

By:	/s/ Angelo Acconcia
Name: Angelo Acconcia
Title: Senior Managing Director

Signature Page to Master Reorganization Agreement

VINE ENERGY INC.

By:	/s/ Eric D. Marsh
Name: Eric D. Marsh
Title: President and Chief Executive Officer

VINE ENERGY HOLDINGS LLC

By:	/s/ Eric D. Marsh
Name: Eric D. Marsh
Title: President and Chief Executive Officer

VINTNER RESOURCES, LLC

By: ELMCO LIVING TRUST, its manager

By:	/s/ Eric D. Marsh
Name: Eric D. Marsh
Title: President and Chief Executive Officer

Signature Page to Master Reorganization Agreement

/s/ Wayne Stoltenberg
Wayne Stoltenberg

/s/ David Elkin
David Elkin

/s/ Randy Blurton
Randy Blurton

/s/ Brian Dutton
Brian Dutton

/s/ Phuong Le
Phuong Le

/s/ Beth Truelove
Beth Truelove

/s/ Michael Adams
Michael Adams

/s/ James Grover
James Grover

/s/ Mark Henry
Mark Henry

Signature Page to Master Reorganization Agreement

/s/ Rachel Zavala
Rachel Zavala

/s/ Jonathan Curth
Jonathan Curth

Signature Page to Master Reorganization Agreement

Schedule 11

Vine Equity Holders

Name	Equity Interests Owned
	Vine LP	Vine GP
Vintner Resources, LLC	X	X
Wayne Stoltenberg	X	—
David Elkin	X	—
Randy Blurton	X	—
Brian Dutton	X	—
Phuong Le	X	—
Beth Truelove	X	—
Michael Adams	X	—
James Grover	X	—
Mark Henry	X	—
Rachel Zavala	X	—
Jonathan Curth	X	—
Blackstone Management Associates VI L.L.C.	—	X
Blackstone Energy Management Associates L.L.C.	—	X

[1]

Blackstone and management have agreed to crystallize the waterfalls in each Vine, Brix and Harvest investment vehicle on the 90th day following the closing of the IPO using the 30-day volume-weighted average price of the Class A common stock as of such date so that each unitholder will hold fully vested capital interests not subject to repurchase. Additionally, Blackstone and management have agreed that any sale of common stock from such investment vehicles shall be made on a proportional basis across such vehicles.

Schedule 1 to Master Reorganization Agreement

Schedule 2

Brix Equity Holders

Name	Equity Interests Owned
	Brix LP	Brix GP
Vintner Resources, LLC	X	X
Wayne Stoltenberg	X	—
David Elkins	X	—
Randy Blurton	X	—
Brian Dutton	X	—
Phuong Le	X	—
Beth Truelove	X	—
Michael Adams	X	—
Mark Henry	X	—
Rachel Zavala	X	—
Jonathan Curth	X	—
Blackstone Management Associates VI L.L.C.	—	X
Blackstone Energy Management Associates II L.L.C.	—	X

Schedule 2 to Master Reorganization Agreement

Schedule 3

Harvest Equity Holders

Name	Equity Interests Owned
	Harvest LP	Harvest GP
Vintner Resources, LLC	X	X
David Elkins	X	—
Wayne Stoltenberg	X	—
Beth Truelove	X	—
Phuong Le	X	—
Randy Blurton	X	—
Blackstone Management Associates VI L.L.C.	—	X
Blackstone Energy Management Associates II L.L.C.	—	X

Schedule 3 to Master Reorganization Agreement

Exhibit A

VEH LLC Agreement

See attached.

Exhibit A to Master Reorganization Agreement